EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PER

SECTION 302 OF THE SARBANES-OXLEY ACT

I, Ciro M. DeFalco, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2018 of The Navigators Group, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2019	By:	/s/ Ciro M. DeFalco
	Name:	Ciro M. DeFalco
	Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)